EXHIBIT 23.3

                          L.P. MARTIN & COMPANY, P.C.
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                              PHONE: 804-346-2626
                               FAX: 804-346-9311

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

     We hereby  consent  to the  incorporation  by  reference  of the  following reports prepared by us in the Registration Statement on Form S-3 (File No. 333-00000) of Cornerstone Realty Income Trust, Inc. filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and in the Prospectus (including supplements thereto) included therein and to the references to us under "Experts" therein:

       (1) Our report dated February 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Point Apartments for the twelve-month period ended December 31, 1997, (2) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Pointe Apartments for the twelve-month period ended February 28, 1998, (3) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll Apartments for the twelve-month period ended February 28, 1998, (4) our report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve-month period ended April 30, 1998, (5) our report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve-month period ended May 31, 1998, and (6) our report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve-month period ended September 30, 1998.

                                            /s/ L.P. Martin & Co., P.C.
                                            -----------------------------
                                                L.P. Martin & Co., P.C.

Richmond, Virginia
April 9, 1999